Contact:     William E. Keslar
                                             Don H. Herring
                                             (412) 433-6870


FOR IMMEDIATE RELEASE



         USX CORPORATION REPORTS LOWER THIRD QUARTER
  FINANCIAL RESULTS FOR THE U. S. STEEL GROUP DUE TO IMPORT
                            SURGE

        Earnings Highlights
  (Dollars in millions except per diluted share data)

                                      3Q 1998       3Q 1997

Net income adjusted for special items    $58           $100
          - per diluted share          $0.63          $1.08
Net income                               $65          $ 116
Net income - per diluted share          $0.71         $1.25
Revenues                               $1,497         $1,735

      PITTSBURGH, October 22, 1998 -- Impacted by an

unprecedented surge in imports, weak tubular markets and

effects of the General Motors strike, USX-U. S. Steel Group

(NYSE: X) reported third quarter 1998 adjusted net income of

$58 million, or 63 cents per diluted share, on revenues of

$1.5 billion.  Third quarter 1997 adjusted net income was

$100 million, or $1.08 per diluted share on revenues of $1.7 billion.

      U. S. Steel Group recorded third quarter 1998 net

income of $65 million, or 71 cents per diluted share,

including a $7 million aftertax reduction to interest expense as a result of adjusting the carrying value of indexed debt

(see note 2 to the attached U. S. Steel Group Statement of

Operations).  Third quarter 1997 net income was $116 million,

or $1.25 per diluted share, which included $16 million

(aftertax) in insurance proceeds related to the 1996 hearth

breakout at the Gary (Ind.) Works No. 13 blast furnace.

      Income from operations in the third quarter was $105

million, or $41 per ton, on shipments of 2.6 million net

tons.  Income from operations in the third quarter 1997 was

$197 million, or $69 per ton, which included $25 million in

insurance proceeds related to the Gary Works No. 13 blast

furnace.  Shipments were 2.9 million net tons in third

quarter 1997.

      Commenting on the latest quarter's results, USX Board

Chairman Thomas J. Usher said, "After achieving our best year ever in 1997 and a solid first half this year, the positive

momentum we had built has been interrupted by record volumes of foreign steel imports at predatory prices, in clear

violation of our trade laws.  This has resulted in lower

shipment levels, lower average steel product prices and less efficient operating levels."  The surge in imports

contributed to third quarter 1998 raw steel capability

utilization falling to 84.6 percent from 90.4 percent in

third quarter 1997.

      In response to the difficult market conditions,

U. S. Steel Group has curtailed its production operations by about 15 percent.  "Actions taken to date have included

keeping Gary Works No. 6 blast furnace out of service even

though a scheduled reline was completed in mid-August," added

Usher.  "We also have cut back raw steel production at our

Mon Valley Works and Fairfield Works, suspended one of

Minntac's five taconite pellet production lines in Minnesota,

and taken the Fairfield pipe mill down for several multiple-

week periods."

      In an attempt to stem the tide of imports, U. S. Steel

joined with 11 other producers and the United Steelworkers of

America on September 30, 1998 to file trade cases against

Japan, Russia and Brazil.  These filings document that

millions of tons of unfairly traded hot-rolled carbon sheet

products have caused serious injury to the domestic steel

industry through rapidly falling prices and lost business.

Information is continuing to be evaluated and the filing of

additional trade cases is anticipated.

      During the quarter, U. S. Steel Clairton Works became

the first plant in the domestic steel or coking industries to achieve ISO 14001 certification -- the global benchmark for

environmental management systems.  "The hard work and

dedication of our people to sound environmental performance,

coupled with substantial capital investments by the company,

have made Clairton the industry leader in productivity,

efficiency and environmental excellence," said Usher.



                           ******



      Statements of Operation and Supplemental Statistics for the U. S. Steel Group and a Consolidated Statement of Operations for USX Corporation are attached.

      For more information on USX Corporation and U. S. Steel
Group, visit our websites at www.usx.com or www.ussteel.com.


                            -o0o-

                 U. S. STEEL GROUP OF USX CORPORATION
                  STATEMENT OF OPERATIONS (Unaudited)
                 ------------------------------------
                                                Third Quarter    Nine Months
                                                    Ended           Ended
                                                 September 30    September 30
(Dollars in millions, except per share amounts)  1998    1997    1998     1997
-------------------------------------------------------------------------------
REVENUES                                        $1,497  $1,735  $4,926   $5,103

COSTS AND EXPENSES:
 Cost of sales (excludes items shown below)      1,312   1,433   4,203    4,275
 Selling, general and administrative
  expenses (credits)                               (51)    (30)   (150)    (100)
 Depreciation, depletion and amortization           71      72     220      225
 Taxes other than income taxes                      60      63     169      182
                                                ------  ------  ------   ------
   Total costs and expenses                      1,392   1,538   4,442    4,582
                                                ------  ------  ------   ------
INCOME FROM OPERATIONS                             105     197     484      521
Net interest and other financial costs              10      22      60       70
                                                ------  ------  ------   ------
INCOME BEFORE INCOME TAXES                          95     175     424      451
Provision for estimated income taxes                30      59     136      151
                                                ------  ------  ------   ------
NET INCOME                                          65     116     288      300
Noncash credit from exchange of preferred stock      -       -       -       10
Dividends on preferred stock                        (2)     (2)     (7)     (10)
                                                ------  ------  ------   ------
NET INCOME APPLICABLE TO STEEL STOCK               $63    $114    $281     $300
                                                ======  ======  ======   ======

STEEL STOCK DATA:
 Net income per share
   - Basic                                        $.72   $1.32   $3.22    $3.50
   - Diluted                                       .71    1.25    3.11     3.24

 Dividends paid per share                          .25     .25     .75      .75

 Weighted average shares, in thousands
   - Basic                                      88,099  85,770  87,223   85,463
   - Diluted                                    92,359  93,952  94,717   94,176



The following notes are an integral part of this financial statement.


                 U. S. STEEL GROUP OF USX CORPORATION
                 SELECTED NOTES TO FINANCIAL STATEMENT
                --------------------------------------


1.The statement of operations of the U. S. Steel Group includes the results of operations for the businesses of USX other than businesses included in the Marathon Group and a portion of USX's net financial costs, general and administrative costs and income taxes attributed to the groups in accordance with USX's accounting and tax allocation policies. This statement should be read in connection with the consolidated statement of operations of USX.

2.In December 1996, USX issued $117 million of debt (notes) indexed to the common stock price of RTI International Metals, Inc. (RTI) (formerly RMI Titanium Company). At maturity in February 2000, USX must exchange these notes for shares of RTI common stock, or redeem the notes for the equivalent amount of cash. Since USX's investment in RTI is attributed to the U. S. Steel Group, the indexed debt is also attributed to the U. S. Steel Group.

  Generally accepted accounting principles require that indexed debt be reported at the settlement value. Quarterly adjustments to the carrying value of this indexed debt result in noncash charges or credits to interest and other financial costs.

  Net interest and other financial costs included a credit of $11 million and $7 million in the third quarter and nine months of 1998, respectively, and a credit of $6 million in the 1997 nine months, as a result of the quarterly adjustments in the carrying value of indexed debt. There was no adjustment in the third quarter of 1997.

  USX holds a 27% interest in RTI and accounts for this investment under the equity method of accounting. Changes in the market value of USX's investment in RTI generally offset changes in the settlement value of the indexed debt. However, under the equity method of accounting, USX cannot recognize in income these corresponding changes in the market value of its investment in RTI. Such changes will be realized upon disposition of this investment.

  The charges or credits to income resulting from indexed debt adjustments affect the comparability of financial results from period to period. Therefore, USX discusses separately the effects of indexed debt adjustments on financial results. In management's opinion, the effects of such adjustments should be considered separately when evaluating financial performance.


                  U.S. STEEL GROUP OF USX CORPORATION
                  SUPPLEMENTAL STATISTICS (Unaudited)
                  -----------------------------------
                         (Dollars in millions)
                                                Third Quarter    Nine Months
                                                    Ended           Ended
                                                 September 30    September 30
                                                1998   1997(e)  1998    1997(e)
                                               ------   ------ ------    ------
REVENUES                                       $1,497  $1,735  $4,926   $5,103

INCOME FROM OPERATIONS

   Steel and Related Businesses (a)               $32    $140    $235     $354
   Steel and Related-Equity Affiliates              -       8      29       29
                                                 ----    ----    ----     ----

 Subtotal - Steel & Related                       $32    $148    $264     $383
   Administrative and Other (b)                    73      49     220      138
                                                 ----    ----    ----     ----

 Total U. S. Steel Group                         $105    $197    $484     $521

CAPITAL EXPENDITURES                              $92     $59    $228     $176

OPERATING STATISTICS (Steel & Related Businesses)

 Steel Shipments (c)                            2,554   2,861   8,344    8,670
 Raw Steel-Production (c)                       2,729   2,915   8,774    9,157
 Raw Steel-Capability Utilization (d)            84.6%   90.4%   91.6%    95.6%

------------

      (a) Includes the production and sale of steel products, coke and taconite pellets; domestic coal mining; the management of mineral resources; and engineering and consulting services.

      (b) Includes pension credits, other postretirement benefit costs and certain other expenses principally attributable to former business units of the U. S. Steel Group. Also includes results of real estate development and management, and leasing and financing activities and equity income from RTI International Metals, Inc.

      (c)  Thousands of net tons.

      (d) Based on annual raw steel production capability of 12.8 million tons.

      (e) Certain 1997 amounts have been reclassified to conform to 1998 classifications.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                ------------------------------------------------
                                                Third Quarter    Nine Months
                                                    Ended           Ended
                                                 September 30    September 30
(Dollars in millions)                            1998    1997    1998     1997
--------------------------------------------------------------------------------
REVENUES                                        $7,156  $5,657 $21,635  $16,854

COSTS AND EXPENSES:
 Cost of sales (excludes items shown below)      5,297   3,934  15,765   11,952
 Selling, general and administrative expenses       81      66     233      163
 Depreciation, depletion and amortization          293     235     921      722
 Taxes other than income taxes                   1,069     851   2,937    2,392
 Exploration expenses                               46      55     203      129
 Inventory market valuation charges (credits)       50     (41)     22      137
                                                ------  ------  ------   ------
   Total costs and expenses                      6,836   5,100  20,081   15,495
                                                ------  ------  ------   ------
INCOME FROM OPERATIONS                             320     557   1,554    1,359
Net interest and other financial costs              73      86     226      272
Minority interest in income of Marathon Ashland
 Petroleum LLC                                      70       -     282        -
                                                ------  ------  ------   ------
INCOME BEFORE INCOME TAXES                         177     471   1,046    1,087
Provision for estimated income taxes                61     163     362      369
                                                ------  ------  ------   ------
INCOME FROM CONTINUING OPERATIONS                  116     308     684      718

LOSS FROM DISCONTINUED OPERATIONS (net of
 income tax)                                         -      (1)      -       (1)
                                                ------  ------  ------   ------
NET INCOME                                         116     307     684      717
Noncash credit from exchange of preferred stock      -       -       -       10
Dividends on preferred stock                        (2)     (2)     (7)     (10)
                                                ------  ------  ------   ------
NET INCOME APPLICABLE TO COMMON STOCKS            $114    $305    $677     $717
                                                ======  ======  ======   ======


                    USX CORPORATION AND SUBSIDIARY COMPANIES
          CONSOLIDATED STATEMENT OF OPERATIONS (Continued) (Unaudited)
                             INCOME PER COMMON SHARE
          ------------------------------------------------------------
                                                Third Quarter    Nine Months
                                                    Ended           Ended
                                                 September 30    September 30
(Dollars in millions, except per share amounts)  1998    1997    1998     1997
--------------------------------------------------------------------------------
APPLICABLE TO MARATHON STOCK:

 Net income                                        $51    $192    $396     $418
   - Per share - basic                             .18     .67    1.37     1.45
            - diluted                              .17     .66    1.36     1.44

 Dividends paid per share                          .21     .19     .63      .57

 Weighted average shares, in thousands
   - Basic                                     291,320 288,095 289,928  287,853
   - Diluted                                   291,803 291,857 290,528  294,090

APPLICABLE TO STEEL STOCK:

 Net income                                        $63    $114    $281     $300
   - Per share - basic                             .72    1.32    3.22     3.50
            - diluted                              .71    1.25    3.11     3.24

 Dividends paid per share                          .25     .25     .75      .75

 Weighted average shares, in thousands
   - Basic                                      88,099  85,770  87,223   85,463
   - Diluted                                    92,359  93,952  94,717   94,176




The following notes are an integral part of this financial statement.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                      SELECTED NOTES TO FINANCIAL STATEMENT
                    ----------------------------------------


1. In August 1998, Marathon Oil Company (Marathon) acquired Tarragon Oil and Gas Limited (Tarragon), a Canadian oil and gas exploration and production company, for $1.1 billion. Securityholders of Tarragon received, at their election, Cdn$14.25 for each Tarragon share, or the economic equivalent in Exchangeable Shares of an indirect Canadian subsidiary of Marathon, which are exchangeable solely on a one-for-one basis into USX-Marathon Group Common Stock. The purchase price of $1.1 billion included cash payments to Tarragon securityholders of $670 million, issuance of approximately 878,000 Exchangeable Shares valued at $29 million and the assumption of $345 million in debt. USX accounted for the acquisition using the purchase method of accounting. Tarragon operations have been included in USX's results of operations commencing August 12, 1998.

   During 1997, Marathon and Ashland Inc. (Ashland) agreed to combine the major elements of their refining, marketing and transportation (RM&T) operations. On January 1, 1998, Marathon transferred certain RM&T net assets to Marathon Ashland Petroleum LLC (MAP), a new consolidated subsidiary. Also on January 1, 1998, Marathon acquired certain RM&T net assets from Ashland in exchange for a 38% interest in MAP. The acquisition was accounted for under the purchase method of accounting. The purchase price was determined to be $1.9 billion, based upon an external valuation. The change in Marathon's ownership interest in MAP resulted in a gain of $245 million, which is included in the first nine months of 1998 revenues.

2. Effective October 31, 1997, USX sold its stock in Delhi Gas Pipeline Corporation and other subsidiaries of USX that comprised all of the Delhi Group. The 1997 financial results of the Delhi Group have been reclassified as discontinued operations in the Consolidated Statement of Operations.

3. When USX acquired Marathon in March 1982, crude oil and refined product prices were at historically high levels. USX established a new LIFO cost basis for Marathon's inventories by reference to these prices.

   Generally accepted accounting principles require that inventories be reported at the lower of recorded cost or current market value. Marathon has established an inventory market valuation (IMV) reserve to reduce the cost basis of its inventories to current market value. Quarterly adjustments to the IMV reserve result in noncash charges or credits to income from operations. Decreases in market prices below the cost basis result in charges to income from operations. Once a reserve has been established, subsequent increases in prices (up to the cost basis) result in credits to income from operations.

   The charges or credits to income resulting from IMV reserve adjustments affect the comparability of financial results from period to period. They also affect comparisons with other energy companies, many of which do not have such adjustments. Therefore, USX reports separately the effects of IMV reserve adjustments on financial results. In management's opinion, the effects of such adjustments should be considered separately when evaluating operating performance.

   When USX acquired the crude oil and refined product inventories associated with Ashland's RM&T operations in January 1998, a new cost basis was established for those inventories. The acquisition cost of these inventories lowered the overall average cost of the combined RM&T inventories; as a result, the price threshold at which an IMV reserve will be recorded has also been lowered. This acquisition resulted in a one-time reduction in the IMV reserve, yielding a net favorable IMV reserve adjustment in the first quarter of 1998.
                    USX CORPORATION AND SUBSIDIARY COMPANIES
                SELECTED NOTES TO FINANCIAL STATEMENT (Continued)
                -------------------------------------------------


4. In December 1996, USX issued $117 million of debt (notes) indexed to the common stock price of RTI International Metals, Inc. (RTI) (formerly RMI Titanium Company). At maturity in February 2000, USX must exchange these notes for shares of RTI common stock, or redeem the notes for the equivalent amount of cash. Since USX's investment in RTI is attributed to the U. S. Steel Group, the indexed debt is also attributed to the U. S. Steel Group.

   Generally accepted accounting principles require that indexed debt be reported at the settlement value. Quarterly adjustments to the carrying value of this indexed debt result in noncash charges or credits to interest and other financial costs.

   Net interest and other financial costs included a credit of $11 million and $7 million in the third quarter and nine months of 1998, respectively, and a credit of $6 million in the 1997 nine months, as a result of the quarterly adjustments in the carrying value of indexed debt. There was no adjustment in the third quarter of 1997.

   USX holds a 27% interest in RTI and accounts for this investment under the equity method of accounting. Changes in the market value of USX's investment in RTI generally offset changes in the settlement value of the indexed debt. However, under the equity method of accounting, USX cannot recognize in income these corresponding changes in the market value of its investment in RTI. Such changes will be realized upon disposition of this investment.

   The charges or credits to income resulting from indexed debt adjustments affect the comparability of financial results from period to period. Therefore, USX discusses separately the effects of indexed debt adjustments on financial results. In management's opinion, the effects of such adjustments should be considered separately when evaluating financial performance.